Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-251797 on Form N-2 of our report dated March 18, 2021 relating to the financial statement of BlackRock Hedge Fund Guided Portfolio Solution, appearing in the Prospectus, and to the references to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 18, 2021